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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


J. Michael Stepp                                 Robert A. Krause
Vice Chairman & CFO                              Vice President & Treasurer
(248) 824 - 1520                                 (248) 733-4355
mike.stepp@colaik.com                            robert.krause@colaik.com
                                                 ------------------------


COLLINS & AIKMAN ANNOUNCES POSTPONEMENT OF PROPOSED NOTES OFFERING DUE TO ADVERSE MARKET DEVELOPMENTS

May 7, 2004

TROY, Mich. - Collins & Aikman Corporation (NYSE:CKC) today announced that its wholly owned subsidiary, Collins & Aikman Products Co. ("Products"), has postponed its previously announced proposed notes offering in light of material adverse changes in prevailing U.S. Treasury and high yield market conditions. Products will correspondingly postpone its efforts to amend and restate its senior credit facilities. Products will continue to monitor and assess market conditions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which the Company operates, dependence on significant automotive customers, pricing pressure from automotive customers, the level of competition in the automotive supply industry, the need to finance significant up-front costs to secure new business, reliance on the continued availability of certain arrangements for liquidity, fluctuations in the production of vehicles for which the Company is a supplier, changes in the popularity of particular car models or particular interior trim packages, changes in consumer preferences, the loss of programs on particular interior trim packages, labor disputes involving the Company or its significant customers, the substantial leverage of the Company and its subsidiaries, limitations imposed by the Company's debt facilities, charges made in connection with the integration of operations acquired by the Company, the implementation of the reorganization plan, risks associated with conducting business in foreign countries and other risks detailed from time to time in Collins & Aikman Corporation's Securities and Exchange Commission filings.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to correct or update publicly any of them in light of new information, future events or otherwise.